Exhibit 99.3

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS FOURTH QUARTER RESULTS

Net loss of $129 million excluding $492 million of unusual gains

EAGAN, MINN. – (January 23, 2004) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today said it realized a net loss of $129 million or $1.49 per common share for its fourth quarter, excluding unusual gains. This compares to the fourth quarter of 2002, when Northwest reported a net loss of $178 million or $2.08 per common share, excluding unusual items.

Northwest reported a full-year net loss of $565 million or $6.57 per common share, excluding unusual items.  This compares to a net loss of $488 million or $5.71 per common share in 2002, excluding unusual items.

For the fourth quarter, Northwest reported net income of $363 million or $4.18 per common share, including unusual gains.  This compares to a fourth quarter 2002 net loss of $488 million or $5.68 per common share, including unusual items.

For the full year 2003, Northwest reported net income of $236 million or $2.74 per common share, including unusual gains.  This compares to a full year 2002 net loss of $798 million, or $9.32 per common share, including unusual items.

In the fourth quarter of 2003, Northwest realized $492 million of unusual gains resulting from the following non-recurring transactions: the completion of an initial public offering (IPO)

of Pinnacle Airlines Corp., which generated a gain of $299 million; the sale of Northwest’s holdings in Hotwire, the partial sale of its stock holdings in Orbitz, and the completion of a debt exchange, which together resulted in a net $45 million gain; and a transaction pertaining to Northwest debt secured by foreign real property, which resulted in a non-cash gain of $148 million.

For the full year, Northwest realized unusual gains of $801 million.  In addition to the $492 million of fourth quarter unusual gains, Northwest realized unusual gains earlier in the fiscal year, including the sale of Northwest’s interest in Worldspan and the benefits from federal legislation suspending certain security fees and taxes.

Richard Anderson, chief executive officer, said, “Like the other network airlines, we are reporting our third consecutive year of massive losses from airline operations.  During the past three years, Northwest has experienced pre-tax losses totaling nearly $2.2 billion from airline operations.  This financial performance is clearly not sustainable.”

“Since 2001, Northwest has pursued virtually all non-labor cost reduction opportunities.  We have completed eight rounds of cost reductions, resulting in $1.6 billion in savings.  As a result, Northwest has reduced non-labor costs to a very competitive level against all airlines in the industry.  Northwest’s non-labor CASM (cost per available seat mile) is lower than all of the major airlines and several of the low cost carriers.  Unfortunately, this is not enough.  For Northwest to succeed, we must now reduce our labor costs to competitive levels.”

Anderson continued, “The airline business has fundamentally changed and we must bring our costs in line with our revenue expectations.  Relying on the possibility of a cyclical recovery is futile.  Relying on the sale of assets and other one-time transactions is also not the answer. The airline must produce profits from operations to succeed over the long term.  In 2003, Northwest benefited from the sale of assets that were not critical to the airline’s operation and these transactions were sufficient to offset the large loss that the carrier suffered.  However, by definition, these transactions are one-time events.”

“While the 2003 financial results generated by the airline were unacceptable, Northwest did succeed in a number of other areas.  Thanks to the hard work of our 39,000 employees, we ran one of the best operations in the industry as evidenced by Department of Transportation (DOT) performance statistics.  We also further increased our significant unit revenue premium to the industry.”

Looking to the future, Anderson said, “With restructured labor costs, Northwest has the core assets to be a profitable and successful network carrier – a strong route system supplemented by world-class alliances, a flexible fleet strategy including our fleet modernization program, and state-of-the-art airline technology which makes our customers’ travel experience efficient and convenient.”

Regarding the achievement of competitive labor costs, Douglas Steenland, president, said, “We have been meeting regularly with our union leaders to share financial information and discuss the challenges facing Northwest. Contracts for the Air Line Pilots Association (ALPA) and the International Association of Machinists and Aerospace Workers (IAM) became amendable in 2003 and we are engaged in negotiations with ALPA and the IAM, pursuant to the U.S. Railway Labor Act, with the goal of realizing competitive labor costs.”

Steenland added, “Northwest employees, labor leaders, management, and the board of directors have worked together effectively in the past to meet industry challenges and are now committed to working together to stop the losses and ensure the company’s long term success.”

Bernie Han, executive vice president and chief financial officer, added, “As evidenced by Northwest’s one-time transactions in 2003, we believe Northwest has been a careful steward of its capital and has prudently managed its investments in aircraft, non-aircraft assets and ventures.

Through the disposition of most of its non-core investments and the timely accessing of the capital markets, Northwest was able to end 2003 with the highest, size-adjusted liquidity among the network carriers.”

Financial Results

Operating revenues in the fourth quarter increased by 2.9% versus the fourth quarter of 2002 to $2.41 billion. This included an increase in passenger revenue of $52 million, partially offset by a decrease in cargo revenue.  Passenger revenue per available seat mile increased by 11.8% on 7.3% fewer available seat miles (ASMs).

Operating expenses in the quarter decreased 3.9%, excluding unusual items, versus a year ago to $2.42 billion.  Unit costs excluding fuel increased by 4.2% on 7.3% fewer ASMs.  During the quarter, fuel price averaged 82.3 cents per gallon, up 5.8% versus the fourth quarter of last year.  This quarter’s fuel expense included approximately $22 million, or 5 cents per gallon, of gains realized from hedging.

Northwest’s quarter-ending cash balance was $2.9 billion, of which $2.8 billion was unrestricted.

Other

In 2003, Northwest satisfied its pension funding obligations and contributed $413 million in cash and stock of its regional carrier, Pinnacle Airlines, to its pension plans.  Subsequent to Northwest’s contributions of Pinnacle stock to the pension plans, an IPO of Pinnacle Airlines was completed and the proceeds were received by the pension plans.

Earlier this month, Northwest announced that in June 2004, it will begin daily nonstop service between Portland, Ore. and Tokyo.  The new service will give Northwest eight U.S.-Japan gateways and four West Coast connections to Tokyo. During the fourth quarter, Northwest announced new and enhanced service to a number of international and domestic markets from its three domestic hubs, including the resumption of two seasonal routes: Honolulu-Osaka, Japan and Detroit-Rome.  The airline also announced a number of new jet flights to cities in the South, West and Midwest.

During 2003, Northwest continued to leverage the power of technology.  For the full year, nearly 27 million customers checked in using the airline’s Internet site or its airport self-service kiosks.  In December, usage of the airline’s convenient self-service check-in options increased to a record 70.3% of eligible customers.

In October, Northwest made its nwa.com Check-In service available to even more customers by expanding the check-in window to 36 hours prior to departure.  In November, Northwest began offering Internet check-in on multi-carrier itineraries involving partner airlines KLM Royal Dutch Airlines, Continental Airlines, Delta Air Lines, Alaska Airlines, Horizon Air, and Hawaiian Airlines.

During the quarter, Northwest and Delta Air Lines expanded code sharing through their marketing agreement to 650 daily flights operated by each carrier within the U.S. and between the U.S. and Canada and the Caribbean, the maximum permitted by the DOT.  In addition to offering Northwest customers connections to Delta-operated flights out of that airline’s Atlanta, Cincinnati, Dallas/Ft. Worth and Salt Lake City hubs, Delta offers its customers connections through Northwest’s Detroit, Minneapolis/St. Paul and Memphis domestic hubs, as well as marketing its code on Northwest-operated flights from Los Angeles, New York (Kennedy), San Francisco and Seattle/Tacoma to Northwest’s Narita Airport hub near Tokyo.

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and approximately 1,500 daily departures.  With its travel partners, Northwest serves nearly 750 cities in almost 120 countries on six continents.

Northwest Airlines will Web cast its fourth quarter earnings conference call at 11:30 a.m. Eastern Standard Time (10:30 a.m. Central) today.  Investors and the media are invited to listen to the call through the company’s investor relations Web site at http://www.ir.nwa.com.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS), labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

# # #

NOTE TO EDITORS:  A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended December 31		Percent Change		Twelve Months Ended December 31		Percent Change
	2003	2002			2003	2002
OPERATING REVENUES
Passenger	$1,980	$1,928	2.7		$7,936	$8,025	(1.1)
Cargo	208	231	(10.0)		752	735	2.3
Other	219	180	21.7		822	729	12.8
Total operating revenues	2,407	2,339	2.9		9,510	9,489	0.2

OPERATING EXPENSES
Salaries, wages and benefits	961	1,008	(4.6)		3,827	3,845	(0.5)
Aircraft fuel and taxes	382	393	(2.8)		1,554	1,439	8.0
Selling and marketing	176	174	1.1		709	803	(11.7)
Depreciation and amortization	138	132	4.5		565	531	6.4
Aircraft maintenance materials and repairs	132	141	(6.4)		474	576	(17.7)
Aircraft rentals	126	115	9.6		481	460	4.6
Landing fees	77	77	0.0		291	296	(1.7)
Other rentals	70	70	0.0		278	277	0.4
Other	357	406	(12.1)		1,497	1,673	(10.5)
Aircraft write-downs and other unusual items (a)	—	435	(100.0)		99	435	(77.2)
Total operating expenses	2,419	2,951	(18.0)		9,775	10,335	(5.4)

OPERATING INCOME (LOSS)	(12)	(612)	98.0		(265)	(846)	68.7
Operating margin	(0.5)%	(26.2)%	25.7	pts.	(2.8)%	(8.9)%	6.1	pts.

OTHER INCOME (EXPENSE)
U.S. Government appropriations (b)	—	(27)	100.0		209	(27)	874.1
Interest expense, net	(129)	(109)	(18.3)		(470)	(402)	(16.9)
Interest of mandatorily redeemable securities	(6)	(6)	0.0		(25)	(25)	0.0
Investment income	18	11	63.6		47	46	2.2
Foreign currency gain (loss)	3	(1)	400.0		7	(11)	163.6
Gain on sale of assets and other unusual items (c)	492	(2)	n/m		691	(2)	n/m
Other	4	1	300.0		24	47	(48.9)
Total other income (expense)	382	(133)	387.2		483	(374)	229.1

INCOME (LOSS) BEFORE INCOME TAXES	370	(745)	149.7		218	(1,220)	117.9

Income tax benefit (d)	—	(257)			(30)	(422)

NET INCOME (LOSS)	370	(488)			248	(798)

Preferred stock requirements	(7)	—			(12)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$363	$(488)			$236	$(798)

Earnings (Loss) per common share:
Basic	$4.23	$(5.68)			$2.75	$(9.32)
Diluted	$4.18	$(5.68)			$2.74	$(9.32)

Average shares used in computation:
Basic	86	86			86	86
Diluted	87	86			86	86

See the accompanying notes on the following page.

NOTES:

(a)                                  Aircraft write-downs and other unusual items includes the following:

During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively;  during the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

During the quarter ended December 31, 2002, the Company recorded aircraft and aircraft related write-downs of $366 million, Atlanta maintenance facility closure costs of $46 million and other unusual operating charges of $23 million.

(b)                                  During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

During the quarter ended December 31, 2002, the Company recorded a $27 million charge to write-down the receivable from the U.S. Government to reflect the final amount to be received under the Airline Stabilization Act.

(c)                                  Gain on sale of assets and other unusual items includes the following:

During the quarter ended December 31, 2003, the Company recognized a $299 million gain from the sale of its investment in Pinnacle Airlines Corp.; a $148 million net gain related to the acquisition of the holder of its Mandatorily Redeemable Securities; a $39 million gain from the sale of its investment in Hotwire; an $11 million gain from the sale of its investment in Orbitz;  and a $5 million loss from the extinguishment of debt related to its debt exchange offer.

During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

During the quarter ended December 31, 2002, the Company recorded a $2 million loss related to its share of WORLDSPAN, L.P.’s non-recurring charge.

(d)                                  During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability.  Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset.  Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.  During the quarter ended December 31, 2003, the tax provision that would otherwise be reflected is utilized to reduce the valuation allowance recorded in prior periods.

During the quarter ended December 31, 2002, the Company recorded additional tax expense of $15 million related to the displacement of previously utilized tax credits that were expected to expire unused.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended December 31				Percent Change		Twelve Months Ended December 31				Percent Change
	2003		2002				2003		2002
Scheduled Service:
Available seat miles (ASM) (millions)	21,384		23,063		(7.3)		88,593		93,417		(5.2)
Revenue passenger miles (RPM) (millions)	16,611		17,157		(3.2)		68,476		72,027		(4.9)
Passenger load factor	77.7%		74.4%		3.3	pts.	77.3%		77.1%		0.2	pts.
Revenue passengers (thousands)	12,821		12,779		0.3		51,865		52,669		(1.5)
Passenger revenue per (RPM) (yield)	11.58	¢	10.80	¢	7.2		11.14	¢	10.76	¢	3.5
Passenger revenue per ASM (RASM)	8.99	¢	8.04	¢	11.8		8.61	¢	8.30	¢	3.7

Total operating ASM (millions)	21,426		23,103		(7.3)		89,158		93,583		(4.7)
Operating expense per total ASM (2)	10.17	¢	11.67	¢	(12.9)		9.87	¢	9.96	¢	(0.9)
Operating expense per total ASM excluding unusual items (2)	10.17	¢	9.79	¢	3.9		9.76	¢	9.50	¢	2.7
Operating expense per total ASM excluding fuel and unusual items (2)	8.64	¢	8.29	¢	4.2		8.23	¢	8.12	¢	1.4

Cargo ton miles (CTM) (millions)	588		614		(4.2)		2,184		2,221		(1.7)
Cargo revenue per ton mile	35.37	¢	37.49	¢	(5.7)		34.42	¢	33.08	¢	4.1

Fuel gallons consumed (millions)	421		464		(9.3)		1,752		1,896		(7.6)
Average fuel cost per gallon, excluding fuel taxes	82.27	¢	77.76	¢	5.8		80.68	¢	69.33	¢	16.4
Number of operating aircraft at end of period							430		439		(2.1)
Full-time equivalent employees at end of period							39,100		44,323		(11.8)

(1)          All statistics exclude Pinnacle Airlines, a Northwest Airlink regional carrier, which is consistent with how the Company reports statistics to the DOT and is comparable to statistics reported by other major network airlines.

(2)          Excludes the revenues and expenses associated with the operation of Northwest’s fleet of Boeing 747 freighter aircraft, MLT Inc., NBA transportation program and gain/loss on disposal of assets.  Please refer to the Reconciliation of GAAP Financial Information to Non-GAAP Financial Information on the following page.

SELECTED BALANCE SHEET DATA

	December 31, 2003	December 31, 2002
(in millions)
Cash, cash equivalents and unrestricted short-term investments	$2,757	$2,097
Restricted short-term investments	126	100
Total cash, cash equivalents and short-term investments	2,883	2,197

Total assets	14,158	13,289

Long-term debt, including current maturities	7,866	6,531
Long-term obligations under capital leases, including current obligations	419	451

Common stockholders’ deficit	(2,011)	(2,262)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Twelve Months Ended December 31, 2003 and 2002

	Operating Revenues	Operating Expenses	Operating Loss	Non-Operating Gain (Loss)	Income (Loss) before Income Taxes	Net Income (Loss) (1)	Earnings (Loss) per Share
							Basic	Diluted
	(in millions, except per share data)
Three Months Ended December 31, 2003
GAAP Financial Information	$2,407	$2,419	$(12)	$382	$370	$363	$4.23	$4.18

Items Excluded:
Gain on Sale of Hotwire	—	—	—	(39)	(39)	(39)	(0.46)	(0.45)
Gain on Sale of Orbitz	—	—	—	(11)	(11)	(11)	(0.13)	(0.13)
Gain on Sale of Pinnacle	—	—	—	(299)	(299)	(299)	(3.47)	(3.43)
Net gain related to acquisition of Redeemable Securities holder	—	—	—	(148)	(148)	(148)	(1.72)	(1.70)
Loss on Extinguishment of Debt	—	—	—	5	5	5	0.06	0.06
Impact of transitioning to diluted loss per share	—	—	—	—	—	—	—	(0.02)

Non-GAAP Financial Information	$2,407	$2,419	$(12)	$(110)	$(122)	$(129)	$(1.49)	$(1.49)

	Operating Revenues	Operating Expenses	Operating Loss	Non-Operating Gain (Loss)	Income (Loss) before Income Taxes	Net Income (Loss) (1)	Earnings (Loss per Share)
							Basic	Diluted
	(in millions, except per share data)
Three Months Ended December 31, 2002
GAAP Financial Information	$2,339	$2,951	$(612)	$(133)	$(745)	$(488)	$(5.68)	$(5.68)

Items Excluded:
Airline Stabilization Act receivable write-down	—	—	—	27	27	17	0.20	0.20
Aircraft write-downs	—	(366)	366	—	366	232	2.70	2.70
Atlanta aircraft maintenance facility closure costs	—	(46)	46	—	46	30	0.34	0.34
Other unusual operating charges	—	(23)	23	—	23	14	0.17	0.17
Tax credit expiration	—	—	—	—	—	15	0.18	0.18
Other unusual non-operating charges	—	—	—	2	2	2	0.01	0.01

Non-GAAP Financial Information	$2,339	$2,516	$(177)	$(104)	$(281)	$(178)	$(2.08)	$(2.08)

	Operating Revenues	Operating Expenses	Operating Loss	Non-Operating Gain (Loss)	Income (Loss) before Income Taxes	Net Income (Loss) (1)	Earnings (Loss per Share)
							Basic	Diluted
	(in millions, except per share data)
Twelve Months Ended December 31, 2003
GAAP Financial Information	$9,510	$9,775	$(265)	$483	$218	$236	$2.75	$2.74

Items Excluded:
Emergency wartime appropriations	—	—	—	(209)	(209)	(209)	(2.43)	(2.42)
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(199)	(2.31)	(2.30)
Aircraft impairment	—	(21)	21	—	21	21	0.24	0.24
Curtailment charge	—	(58)	58	—	58	58	0.67	0.67
Severance expenses	—	(20)	20	—	20	20	0.24	0.24
Gain on Sale of Hotwire	—	—	—	(39)	(39)	(39)	(0.46)	(0.45)
Gain on Sale of Orbitz	—	—	—	(11)	(11)	(11)	(0.13)	(0.13)
Gain on Sale of Pinnacle	—	—	—	(299)	(299)	(299)	(3.48)	(3.46)
Net gain related to acquisition of Redeemable Securities holder	—	—	—	(148)	(148)	(148)	(1.72)	(1.71)
Loss on Extinguishment of Debt	—	—	—	5	5	5	0.06	0.06
Impact of transitioning to diluted loss per share	—	—	—	—	—	—	—	(0.05)

Non-GAAP Financial Information	$9,510	$9,676	$(166)	$(417)	$(583)	$(565)	$(6.57)	$(6.57)

	Operating Revenues	Operating Expenses	Operating Loss	Non-Operating Gain (Loss)	Income (Loss) before Income Taxes	Net Income (Loss) (1)	Earnings (Loss per Share)
							Basic	Diluted
	(in millions, except per share data)
Twelve Months Ended December 31, 2002
GAAP Financial Information	$9,489	$10,335	$(846)	$(374)	$(1,220)	$(798)	$(9.32)	$(9.32)

Items Excluded:
Airline Stabilization Act receivable write-down	—	—	—	27	27	17	0.20	0.20
Aircraft write-downs	—	(366)	366	—	366	232	2.71	2.71
Atlanta aircraft maintenance facility closure costs	—	(46)	46	—	46	30	0.34	0.34
Other unusual operating charges	—	(23)	23	—	23	14	0.17	0.17
Tax credit expiration	—	—	—	—	—	15	0.18	0.18
Other unusual non-operating charges	—	—	—	2	2	2	0.01	0.01

Non-GAAP Financial Information	$9,489	$9,900	$(411)	$(345)	$(756)	$(488)	$(5.71)	$(5.71)

(1) Net Income (Loss) applicable to Common Shareholders

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Twelve Months Ended December 31, 2003 and 2002

	Three Months Ended December 31		Twelve Months Ended December 31
(in millions)	2003	2002	2003	2002
Passenger Revenue per Scheduled ASM (reconciliation):
System passenger revenues per GAAP	$1,980	$1,928	$7,936	$8,025
Pinnacle Airlines revenues (1)	(58)	(74)	(307)	(271)
Passenger revenues, excluding Pinnacle Airlines	$1,922	$1,854	$7,629	$7,754
Scheduled ASMs (millions)	21,384	23,063	88,593	93,417
Passenger revenue per scheduled ASM	8.99 ¢	8.04 ¢	8.61 ¢	8.30 ¢

Operating Expense per Total ASM (reconciliation):
Operating expenses per GAAP	$2,419	$2,951	$9,775	$10,335
Freighter operations	(142)	(132)	(497)	(487)
MLT Inc. - net of intercompany eliminations	(39)	(48)	(197)	(260)
Pinnacle Airlines - net of intercompany eliminations (1)	(47)	(60)	(255)	(230)
Other	(12)	(14)	(26)	(35)
Operating expenses-passenger service	$2,179	$2,697	$8,800	$9,323
Total operating ASM (millions)	21,426	23,103	89,158	93,583
Operating expense per total ASM	10.17 ¢	11.67 ¢	9.87 ¢	9.96 ¢

Unusual items:
Aircraft impairment	—	(366)	(21)	(366)
Curtailment charge	—	—	(58)	—
Severance expenses	—	—	(20)	—
Atlanta maintenance facility closure costs	—	(46)	—	(46)
Other unusual operating charges	—	(23)	—	(23)
Operating expenses-passenger service excluding unusual items	$2,179	$2,262	$8,701	$8,888
Operating expense per total ASM excluding unusual items	10.17 ¢	9.79 ¢	9.76 ¢	9.50 ¢

Less: Mainline fuel expense	328	347	1,364	1,290
Operating expenses-passenger service excluding unusual items and fuel	$1,851	$1,915	$7,337	$7,598
Operating expense per total ASM excluding fuel and unusual items	8.64 ¢	8.29 ¢	8.23 ¢	8.12 ¢

(1)       Pinnacle Airlines was not consolidated after November 24, 2003 because the Company’s ownership fell to 11.4% as a result of the Initial Public Offering.